UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2016, James McKinney submitted formal notice of his resignation as the Chief Financial Officer of Banc of California, Inc. (the “Company”), such resignation to be effective at a mutually agreeable date, on or before November 18, 2016, following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Mr. McKinney, who is resigning for personal reasons and family needs that will require his relocation to Chicago, will also continue to be reasonably available to consult, at no charge to the Company, on financial and accounting matters following the termination of his employment through a mutually agreeable date, on or before March 15, 2017, following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Effective as of September 19, 2016, the Company appointed J. Francisco A. Turner, who currently serves as Executive Vice President and Chief Strategy Officer, to the position of the Company’s co-Principal Financial Officer, in which capacity he will serve alongside Mr. McKinney. Mr. Turner, who has current responsibility for strategic planning, development of the Company’s annual operating plan, corporate financial planning, budgeting, mergers and acquisitions, investor relations and capital offerings, will assume shared responsibility for accounting, tax, financial policy and reporting alongside Mr. McKinney.

Mr. Turner, age 41, was originally appointed as Executive Vice President and Chief Strategy Officer of the Company’s wholly-owned subsidiary, Banc of California, N.A. (the “Bank”), on November 9, 2015. Prior to his appointment, Mr. Turner served for nearly two years as the Bank’s Managing Director of the Financial Institutions Bank, a division of the Bank that partners with financial organizations, registered investment advisors, broker/dealers, and similar institutions to provide comprehensive and customized lending, liquidity and cash solutions. Prior to joining the Company, Mr. Turner served as the Head and Managing Director of Institutional Banking for The Bancorp Bank, with more than 300 private-label affinity partner programs globally, representing over $1 trillion in assets. With more than 15 years of domestic and international experience, Mr. Turner led business development in addition to serving on the Board of Directors for Transact Network, which was later acquired by The Bancorp Bank, and has worked in a variety of roles including Spectrum Equity Investors, a private equity firm managing $4.7 billion of capital, and Bank of America Robertson Stephens with a focus on investment banking, corporate finance, and merger and acquisitions.

A Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 25, 2016 includes a description of Mr. Turner’s employment agreement. The description therein is qualified in its entirety by reference to the full text of Mr. Turner’s Employment Agreement which is attached as Exhibit 10.5 to such Form 8-K and is incorporated herein by reference.

The Company issued a press release describing the appointment and resignation, which is filed as Exhibit 99.1 and incorporated herein by reference.

The Company intends to conduct a search for Mr. McKinney’s successor, with consideration of both internal and external candidates for the position.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Banc of California, Inc. Press Release, dated September 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

September 20, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release, dated September 20, 2016

5